                                   EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
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
                                              Three Months Ended      Nine Months Ended
                                                 December 31,            December 31,
                                              ------------------      -----------------
                                                 1998      1997          1998     1997
                                                 ----      ----          ----     ----
Net Income                                     $ 34,055   37,315        128,106  104,855
                                               ========  =======        =======  =======

Weighted average shares outstanding             222,703  224,303        223,148  228,207

Reduction for common shares not yet
 released by Employee Stock Ownership Plan       13,082   14,463         13,410   14,801
                                               --------  -------        -------  -------

Total weighted average common shares
 outstanding for basic computation              209,621  209,840        209,738  213,406
                                               ========  =======        =======  =======

Basic earnings per share                       $    .16      .18            .61      .49
                                               ========  =======        =======  =======

Total weighted average common shares
 outstanding for basic computation              209,621  209,840        209,738  213,406

Common stock equivalents due to dilutive
 effect of stock options                          3,842    1,411          3,840      470
                                               --------  -------        -------  -------

Total weighted average common shares and
 equivalents outstanding
 for diluted computation                        213,463  211,251        213,578  213,876
                                               ========  =======        =======  =======
Diluted earnings per share                     $    .16      .18            .60      .49
                                               ========  =======        =======  =======
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